                                                                    Exhibit 4(p)

                             REIMBURSEMENT AGREEMENT

         REIMBURSEMENT AGREEMENT (this "Reimbursement Agreement"), dated as of September 25, 2003, among GENERAL ELECTRIC CAPITAL SERVICES, INC. ("GECS"), and DEUTSCHE BANK AG, NEW YORK BRANCH (the "Counterparty").

                                    RECITALS

         WHEREAS, the Counterparty has entered into a ISDA Master Agreement, dated as of September 25, 2003 (such agreement, as amended, supplemented or modified from time to time, the "Agreement"), with GE Commercial Equipment Financing, L.L.C., Series 2003-1 (the "Issuer") providing, among other things, for Issuer to make certain payments to Counterparty in connection with an interest rate swap transaction (the "Transaction") evidenced by the Agreement and by a Confirmation dated as of September 25, 2003, with Transaction Reference Number N258123N (the "Confirmation") made under the Agreement; capitalized terms used and not otherwise defined herein are used as defined (directly or by reference) in the Confirmation;

         WHEREAS, GECS is willing to enter into this Reimbursement Agreement to induce the Counterparty to enter into the Confirmation with Issuer;

         NOW, THEREFORE, GECS and the Counterparty hereby agree:

         SECTION 1.FAST-PAY AND SLOW-PAY ADJUSTMENTS. GECS and the Counterparty agree as follows:

                  (a) Not less than two Business Days prior to each Payment Date or Early Termination Date under the Confirmation, GECS shall determine and notify the Calculation Agent of (i) the Notional Amount for purposes of determining the amounts payable under the Confirmation on such Payment Date or Early Termination Date and whether such Notional Amount is (A) less than the amount (the "Scheduled Notional Amount") shown in the "Average Balance" column on Exhibit A for the month immediately prior to the month in which such date occurs (in which case the absolute value of the difference is referred to as a "Fast-Pay Amount"), (B) equal to the Scheduled Notional Amount for such immediately prior Settlement Period (in which case there shall be no Fast-Pay Amount or Slow-Pay Amount for such Payment Date) or (C) greater than the Scheduled Notional Amount for such immediately prior Settlement Period (in which case the absolute value of the difference is referred to as a "Slow-Pay Amount"). GECS will provide to the Calculation Agent upon request any calculation requested by the Calculation Agent.

                  (b) On any Payment Date or Early Termination Date with respect to which there exists any Fast-Pay Amount or Slow-Pay Amount, the Calculation Agent shall notify GECS of the amount (the "Fast-Pay Adjustment Amount" or "Slow-Pay Adjustment Amount", respectively) which would be payable (and by which party) under the Confirmation on such Payment Date or Early Termination

         Date if the Notional Amount used to determine payments due on such Payment Date or Early Termination Date were equal to the Fast-Pay Amount or Slow-Pay Amount, as applicable, and all other terms of the Confirmation remained unchanged.

                  (c) On each Payment Date or Early Termination Date as to which there was a Fast-Pay Amount or Slow-Pay Amount, the parties hereto shall make the following payments, as applicable:

                           (i) if there was a Fast-Pay Amount with respect to such Payment Date or Early Termination Date, and the actual net payment due under the Confirmation on such Payment Date or Early Termination Date was owed by Issuer, then GECS shall pay to the Counterparty an amount equal to the applicable Fast-Pay Adjustment Amount;

                           (ii) if there was a Fast-Pay Amount with respect to such Payment Date or Early Termination Date, and the actual net payment due under the Confirmation on such Payment Date or Early Termination Date was owed by the Counterparty, then the Counterparty shall pay to GECS an amount equal to the applicable Fast-Pay Adjustment Amount;

                           (iii) if there was a Slow-Pay Amount with respect to such Payment Date or Early Termination Date, and the actual net payment due under the Confirmation on such Payment Date or Early Termination Date was owed by the Counterparty, then GECS shall pay to the Counterparty an amount equal to the applicable Slow-Pay Adjustment Amount; and

                           (iv) if there was a Slow-Pay Amount with respect to such Payment Date or Early Termination Date, and the actual net payment due under the Confirmation on such Payment Date or Early Termination Date was owed by Issuer, then the Counterparty shall pay to GECS an amount equal to the applicable Slow-Pay Adjustment Amount.

         SECTION 2. Floating Rate Basis Adjustments. GECS and the Counterparty agree as follows:

                  (a) Not less than two Business Days prior to each Payment Date or Early Termination Date, GECS shall notify the Calculation Agent of the Party A Floating Rate applicable under the Confirmation (the "CMT Rate") for purposes of determining the amount payable on such Payment Date or Early Termination Date. GECS will provide to the Calculation Agent upon request any calculation so requested by the Calculation Agent.

                  (b) On each Payment Date or Early Termination Date, the Calculation Agent shall notify GECS of the amount which would have been payable (and by which party) on such Payment Date or Early Termination Date pursuant to a hypothetical basis swap transaction executed under the Agreement (the "Hypothetical Basis Swap") on the same terms as the Confirmation, except that (i) the notional amount of such swap amortizes as set out in the "Average Balance" column on Exhibit A attached hereto, (ii) instead of the CMT Rate plus a Spread, (as set forth in the Confirmation), the Issuer was required to make payments based upon USD-LIBOR-BBA with a Designated Maturity of twelve months (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc.), minus a spread of 18.5 basis points (.185%), and a Reset Date (as defined in the Confirmation but only applicable semi-annually on the February and August Reset Dates, instead of monthly) and (iii) instead of USD-LIBOR-BBA with a Designated Maturity of one month, the Counterparty was required to make payments based upon the CMT Rate plus a Spread (as set forth in the Confirmation).

                  (c) On each Payment Date or Early Termination Date, (i) GECS shall pay to the Counterparty an amount equal to any net amount that would have been payable by the Issuer to the Counterparty under the Hypothetical Basis Swap on such Payment Date or Early Termination Date, and (ii) the Counterparty shall pay to GECS an amount equal to any net amount that would have been payable by the Counterparty to the Issuer under the Hypothetical Basis Swap on such Payment Date or Early Termination Date.

         SECTION 3. Payment Upon Early Termination. GECS and the Counterparty agree as follows:

                  (a) In the event of a designation of an Early Termination Date as provided for in the Agreement, simultaneously with the calculations of amounts owed thereto, GECS shall notify the Calculation Agent of (i) any Fast Pay Amount or Slow Pay Amount (calculated in accordance with the methodology set forth in Section 1), (ii) the amount which would be payable under the Hypothetical Basis Swap (calculated in accordance with the methodology set forth in Section 2) and (iii) the net amount owed (and by which party) pursuant to subsection (i) above.

                  (b) On the date determined in accordance with the Agreement in the event of an Early Termination Date, GECS and the Counterparty shall make the following payments:

                           (i) In the event that the net amount calculated pursuant to clause (a) above is owed by the Counterparty to GECS, then the Counterparty shall promptly pay such amount to GECS in accordance with this Reimbursement Agreement.

                           (ii) In the event that the net amount calculated pursuant to clause (a) above is owed by GECS to the Counterparty, then the GECS, shall promptly pay such amount to the Counterparty in accordance with this Reimbursement Agreement.

         SECTION 4. MISCELLANEOUS.

4.1 NOTICES. All notices to GECS under this Reimbursement Agreement and copies of all notices of payment failure or other breaches by Issuer of the Confirmation sent to Issuer under the Agreement shall, until GECS furnishes written notice to the contrary, be mailed or delivered to GECS at 3001 Summer Street, 2nd Floor, Stamford, Connecticut 06927, and directed to the attention of the Portfolio Manager.

4.2 GOVERNING LAW. This Reimbursement Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America.

4.3 CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

4.4 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

4.5 INTERPRETATION. The headings of the sections and other subdivisions of this Reimbursement Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

4.6 ATTORNEY'S COST. Each party agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the other party in the enforcement of this Reimbursement Agreement.

4.7 NO SET-OFF. The Counterparty hereby waives any right to set-off, combine, consolidate, or otherwise appropriate and apply, any indebtedness at any time held or owing by the Counterparty under any agreements other than this Reimbursement Agreement against, or on account of, any obligations or liabilities of GECS under this Reimbursement Agreement; provided, however, that nothing contained in this Section 4.7 shall constitute the waiver by any party of any right to set-off, combine, consolidate or otherwise appropriate and apply any indebtedness at any time held or owing by such party against, or on account of, any obligations or liabilities of the other party that such party may have by operation of law.

4.8 CURRENCY OF PAYMENT. Any payment to be made by GECS or Counterparty pursuant to this Reimbursement Agreement shall be made in the same currency as designated for payment in the Confirmation and such designation of the currency of payment is of the essence.

4.9 TRANSFER. Neither this Reimbursement Agreement nor any interest or obligation in or under this Reimbursement Agreement may be transferred (whether by way of security or otherwise) by any party hereto without the prior written consent of the other parties hereto, except that the Counterparty or Issuer may, without the consent of the other parties hereto, transfer its interest in this Reimbursement Agreement to any person or entity to which any interest or obligation in or under the Confirmation is transferred in a manner that is not inconsistent with the Agreement. GECS's obligations under this Reimbursement Agreement shall continue notwithstanding any transfer by Issuer in accordance with the Agreement of its rights and/or obligations under the Confirmation or the Agreement as it relates to the Transaction, and the term "Issuer" as used herein shall be deemed to refer to any transferee of Issuer's rights and/or obligations under the Confirmation or the Agreement as it relates to the Transaction.

4.10 NETTING. Notwithstanding any provision herein to the contrary, all amounts payable on the same date by (or to) GECS to (or from) the Counterparty hereunder or under Other Reimbursement Agreements (as defined below) shall be netted such that each such party's obligation to make payment on any such date will be automatically satisfied and discharged and (if the aggregate amount that would otherwise have been payable by GECS or the Counterparty exceeds the aggregate amount that otherwise have been payable by the Counterparty or GECS, respectively) replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to such other party the excess of the larger aggregate amount over the smaller aggregate amount. "Other Reimbursement Agreements" means the two other Reimbursement Agreements, dated as of the date here of, between GECS and the Counterparty which relate to Transactions with Transaction Reference Numbers N258043N and N258197N.

4.11 AUTHORITY. Both parties represent that:

                  (a) The execution, delivery and performance of this Reimbursement Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of it's certificate of incorporation or by-laws, as amended to date, or any law, regulations, rule, decree, order, judgement or contractual restriction binding on it or its assets; and

                  (b) This Reimbursement Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights and to general equity principals.

4.12 AMENDMENT. No amendment, modification or waiver in respect of this Reimbursement Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

4.13 COUNTERPARTS. This Reimbursement Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

4.14 NON-PETITION. Counterparty and GECS each hereby covenant and agree that, prior to the date which is one year and one day after the payment in full by Issuer of the Class A Notes and the Class B Notes, it will not institute against Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States, provided that nothing shall limit Counterparty's rights against GECS, or GECS rights against Counterparty, for claims arising under this Reimbursement Agreement.

         IN WITNESS of the foregoing, GECS and the Counterparty have caused their respective duly authorized officers to execute this Reimbursement Agreement as of the date first above written.

                                       GENERAL ELECTRIC CAPITAL
                                          SERVICES, INC.

                                       By:______________________________________
                                          Name:
                                          Title:

                                            Deutsche Bank CMT Rate Reimbursement

                                       DEUTSCHE BANK AG, NEW YORK
                                          BRANCH

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

                                            Deutsche Bank CMT Rate Reimbursement

                                    EXHIBIT A

                              AMORTIZATION SCHEDULE

                                         AVERAGE  BALANCE
---------------------------------------------------------
     FROM                TO
  (Including)        (Including)
---------------------------------------------------------
   09/25/2003         10/20/2003            30,771,522
---------------------------------------------------------
   10/20/2003         11/20/2003            28,985,199
---------------------------------------------------------
   11/20/2003         12/20/2003            27,673,053
---------------------------------------------------------
   12/20/2003         01/20/2004            26,401,751
---------------------------------------------------------
   01/20/2004         02/20/2004            25,160,469
---------------------------------------------------------
   02/20/2004         03/20/2004            23,941,147
---------------------------------------------------------
   03/20/2004         04/20/2004            22,866,947
---------------------------------------------------------
   04/20/2004         05/20/2004            21,826,559
---------------------------------------------------------
   05/20/2004         06/20/2004            20,792,213
---------------------------------------------------------
   06/20/2004         07/20/2004            19,754,830
---------------------------------------------------------
   07/20/2004         08/20/2004            18,769,683
---------------------------------------------------------
   08/20/2004         09/20/2004            17,795,383
---------------------------------------------------------
   09/20/2004         10/20/2004            16,858,018
---------------------------------------------------------
   10/20/2004         11/20/2004            15,933,528
---------------------------------------------------------
   11/20/2004         12/20/2004            14,622,015
---------------------------------------------------------
   12/20/2004         01/20/2005            13,658,688
---------------------------------------------------------
   01/20/2005         02/20/2005            12,840,188
---------------------------------------------------------
   02/20/2005         03/20/2005            12,050,754
---------------------------------------------------------
   03/20/2005         04/20/2005            11,186,845
---------------------------------------------------------
   04/20/2005         05/20/2005            10,362,576
---------------------------------------------------------
   05/20/2005         06/20/2005             9,641,380
---------------------------------------------------------
   06/20/2005         07/20/2005             8,936,622
---------------------------------------------------------
   07/20/2005         08/20/2005             8,262,120
---------------------------------------------------------
   08/20/2005         09/20/2005             7,625,012
---------------------------------------------------------
   09/20/2005         10/20/2005             7,035,258
---------------------------------------------------------
   10/20/2005         11/20/2005             6,488,998
---------------------------------------------------------
   11/20/2005         12/20/2005             5,951,872
---------------------------------------------------------
   12/20/2005         01/20/2006             5,430,784
---------------------------------------------------------
   01/20/2006         02/20/2006             4,881,598
---------------------------------------------------------
   02/20/2006         03/20/2006             4,492,307
---------------------------------------------------------
   03/20/2006         04/20/2006             4,186,105
---------------------------------------------------------
   04/20/2006         05/20/2006             3,888,025
---------------------------------------------------------
   05/20/2006         06/20/2006             3,596,897
---------------------------------------------------------
   06/20/2006         07/20/2006             3,315,731
---------------------------------------------------------
   07/20/2006         08/20/2006             3,050,501
---------------------------------------------------------
   08/20/2006         09/20/2006             2,797,703
---------------------------------------------------------
   09/20/2006         10/20/2006             2,561,338
---------------------------------------------------------
   10/20/2006         11/20/2006             2,343,064
---------------------------------------------------------
   11/20/2006         12/20/2006             2,129,742
---------------------------------------------------------
   12/20/2006         01/20/2007             1,922,013
---------------------------------------------------------
   01/20/2007         02/20/2007             1,700,057
---------------------------------------------------------
   02/20/2007         03/20/2007             1,509,641
---------------------------------------------------------
   03/20/2007         04/20/2007             1,331,004
---------------------------------------------------------
   04/20/2007         05/20/2007             1,167,155
---------------------------------------------------------

   05/20/2007         06/20/2007             1,023,223
---------------------------------------------------------
   06/20/2007         07/20/2007               891,396
---------------------------------------------------------
   07/20/2007         08/20/2007               765,483
---------------------------------------------------------
   08/20/2007         09/20/2007               646,626
---------------------------------------------------------
   09/20/2007         10/20/2007               533,056
---------------------------------------------------------
   10/20/2007         11/20/2007               431,750
---------------------------------------------------------
   11/20/2007         12/20/2007               335,779
---------------------------------------------------------
   12/20/2007         01/20/2008               244,507
---------------------------------------------------------
   01/20/2008         02/20/2008               158,794
---------------------------------------------------------
   02/20/2008         03/20/2008                96,499
---------------------------------------------------------
   03/20/2008         04/20/2008                46,412
---------------------------------------------------------
   04/20/2008         05/20/2008                 2,753
---------------------------------------------------------

                                       A-2